SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2005

TIPPERARY CORPORATION
(Exact name of registrant as specified in its charter)

TEXAS	1-7796	75-1236955
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

633 Seventeenth Street, Suite 1550
Denver, Colorado  80202
(Address of principal executive offices) (Zip Code)

303-293-9379

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Signature

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 6, 2005, Tipperary Corporation (the “Company”) extended for a period of one year the employment agreement entered into with Jeffrey T. Obourn on January 17, 2002. All other provisions and obligations of the employment agreement remain in full force and effect.  Significant provisions of the employment agreement are set forth below.

On January 17, 2002, the Company entered into a three-year employment agreement with Jeffrey T. Obourn for the position of Senior Vice President, providing for, among other things, minimum compensation at the rate of $150,000 per year.  In addition, Mr. Obourn may receive bonuses at times and in amounts to be determined by the Company’s Compensation Committee and upon approval of the Board of Directors based upon corporate and individual performance.  The employment agreement provides that in the event Mr. Obourn’s employment is terminated by the Company without cause, other than as a result of death or disability, Mr. Obourn will be entitled to his then existing compensation for two years after notice of termination is given, including any accrued but unpaid bonuses.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPPERARY CORPORATON

By:	/s/ David L. Bradshaw

David L. Bradshaw, President,
Chief Executive Officer and
Chairman of the Board

Date: January 12, 2005